UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 11, 2003

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events

Hawaii Electric Light Company, Inc. Power Situation

The following is an update of the Hawaii Electric Light Company, Inc. (HELCO, an electric utility subsidiary of HECO) power situation (see “HELCO power situation,” which is incorporated herein by reference to pages 19 to 22 of HEI’s and HECO’s Form 10-Q for the quarter ended June 30, 2003):

HELCO has been endeavoring for several years to install at its Keahole power plant two 20 megawatt (MW) combustion turbines (CT-4 and CT-5), followed by an 18 MW heat steam recovery generator (ST-7). As a result of a September 19, 2002 decision embodied in an order dated October 3, 2002 and a final judgment dated November 7, 2002 (the November 7, 2002 Final Judgment) by the Third Circuit Court of the State of Hawaii (Circuit Court), relating to an extension of the construction deadline, the construction of CT-4 and CT-5, which had commenced in April 2002 after HELCO had obtained a final air permit and the Circuit Court had lifted a stay on construction, has been suspended. HELCO appealed this ruling to the Hawaii Supreme Court and also has been pursuing other options that might allow HELCO to complete the installation of CT-4 and CT-5 (including pursuing settlement through court-ordered mediation in a related proceeding and seeking a land use reclassification of the Keahole site from the Hawaii State Land Use Commission).

On October 14, 2003, the Hawaii Supreme Court granted a motion to remand the pending appeal of the November 7, 2002 Final Judgment to the Circuit Court in order to permit the Circuit Court to consider a proposed motion to vacate that judgment. If the judgment is not vacated, then the Hawaii Supreme Court has ordered that the case will be returned to it for further proceedings on the appeal. On October 17, 2003, a motion to vacate the November 7, 2002 Final Judgment was filed by the Keahole Defense Coalition (KDC) and the Hawaii Department of Hawaiian Home Lands (DHHL). The motion was based on an agreement in principle accepted by most, but not all, of the parties to the various proceedings affecting the Keahole power plant and its proposed expansion. HELCO has joined in the motion to vacate. The agreement in principle has now been embodied into a settlement agreement (Settlement Agreement) among the participating parties which was signed by the last of the parties to it on November 6, 2003. The Settlement Agreement will be void if the orders required to effectuate the agreement are not obtained.

If the conditions of the Settlement Agreement are met, including, but not limited to, granting by the Circuit Court of the motion to vacate, then HELCO would be required to undertake a number of actions to mitigate the impact of the power plant in terms of air and noise pollution, potable water and aesthetic concerns, and construction of CT-4 and CT-5 could be restarted in accordance with the terms of the agreement. The actions required of HELCO if the agreement is implemented relate to compliance with the stricter 55 dBA (day time) and 45 dBA (night time) noise limitations, additional landscaping, installation of ST-7 with selective catalytic reduction (SCR) emissions control equipment, operation of an existing CT at Keahole within existing air permit limitations rather than the less stringent limitations in a pending air permit revision, primary use of brackish instead of potable water resources, assisting DHHL in installing solar water heating in its housing projects and in obtaining a major part of HELCO’s potable water allocation from the County of Hawaii, facilitating KDC’s participation in certain PUC cases, and payment of legal expenses and other costs of various parties to the lawsuits and other proceedings. The Board of Land and Natural Resources of the State of Hawaii (BLNR) has conditionally granted HELCO’s request for a 19-month extension of the previous December 31, 2003 construction deadline, subject to court action allowing construction to proceed.

Waimana Enterprises, Inc. (Waimana), a named nominal party to the suit in which the November 7, 2002 Final Judgment was entered, did not file briefs in either the underlying Circuit Court case or on appeal of the November 7, 2002 Final Judgment to the Hawaii Supreme Court and chose not to participate in the mediation that led to the Settlement Agreement. However, Waimana opposed the motion filed in the Hawaii Supreme Court to remand the case to the Circuit Court and, on October 31, 2003 filed a memorandum in opposition to the motion of KDC and DHHL to vacate that judgment. Subsequently, on November 5, 2003, Waimana filed a complaint (Federal Complaint) in the United States District Court for the District of Hawaii (U.S. District Court) in

which it sought a temporary restraining order and injunction against HELCO, the other parties to the Settlement Agreement and the Hawaii State Judiciary, including among other things a request for an order enjoining the Circuit Court from granting the motion to vacate the November 7, 2002 Final Judgment. Waimana made essentially the same claims before the Hawaii Supreme Court, the Circuit Court and the U.S. District Court, namely that vacating the November 7, 2002 Final Judgment and permitting construction of CT-4 and CT-5 to proceed at the Keahole site would deprive it of alleged property interests without due process and equal protection of the laws and that the Settlement Agreement would not be legally enforceable on a variety of theories.

HELCO and the other parties named in the Federal Complaint filed memoranda and supporting papers in opposition to Waimana’s motion for temporary restraining order and the motion was heard by the U.S. District Court on November 7, 2003. The U.S. District Court denied the motion for temporary restraining order, principally on the ground that a federal court should abstain from interfering with ongoing state court proceedings. The Court took under advisement an oral motion made at the hearing to dismiss the Federal Complaint.

The motion to vacate the November 7, 2002 Final Judgment was heard by the Circuit Court on November 10, 2003. The Circuit Court judge took the motion to vacate under advisement and indicated his intention to issue his ruling on the motion on Wednesday, November 12, 2003. Management cannot predict whether the Circuit Court will grant the motion to vacate the November 7, 2002 Final Judgment or whether the other conditions necessary to implement the Settlement Agreement will be satisfied. If the Circuit Court vacates the November 7, 2002 Final Judgment and the other conditions in the Settlement Agreement are satisfied so that it may be implemented, HELCO would incur approximately $3.1 million in legal and other costs under the Settlement Agreement, which would be recorded in the fourth quarter of 2003. In addition to other capital costs of completing CT-4, CT-5 and ST-7, approximately $21 million of capital costs relating to noise mitigation and other environmental measures will be incurred to meet the requirements of the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)		HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

By:	/s/ Eric K. Yeaman	By:	/s/ Richard A. von Gnechten

	Eric K. Yeaman		Richard A. von Gnechten
	Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)		Financial Vice President (Principal Financial Officer of HECO)
	Date: November 11, 2003		Date: November 11, 2003

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